EXHIBIT 99.2

                                  GOLDEN WEST HOMES
                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            SPECIAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 23, 1994

               The undersigned hereby appoints Harry E. Karsten, Jr. and Frank D. Jacobs, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes any of them to represent and to vote, as designated below, all the shares of the Common Stock, no par value per share (the "Golden West Common Stock"), and all the shares of the Preferred Stock, no par value per share (the "Golden West Preferred Stock"), of Golden West Homes, a California corporation ("Golden West"), the undersigned is entitled to vote at the Special Meeting of Shareholders of Golden West (the "Special Meeting") to be held on ________, September 23, 1994, commencing at _______, local time, at _________________________ or any adjournment or postponement thereof.

               THIS PROXY, IF PROPERLY EXECUTED AND DELIVERED, WILL REVOKE ALL PRIOR PROXIES.

               1. To consider and vote upon a proposal to approve and adopt an Acquisition Agreement dated as of August 17, 1994 (the "Acquisition Agreement"), among Oakwood Homes Corporation, a North Carolina corporation ("Oakwood"), Golden Acquisition Corporation, a California corporation and wholly-owned subsidiary of Oakwood ("Oakwood Sub"), Golden West, the shareholders of Golden West who will receive Oakwood Common Stock (as hereinafter defined) pursuant to the Acquisition Agreement (the "Golden West Continuing Shareholders") and First Union National Bank of North Carolina, as Escrow Agent, and the Agreement of Merger attached thereto as Exhibit 1 providing for the merger of Oakwood
          Sub with and into Golden West, with Golden West as the surviving corporation and continuing as a wholly-owned subsidiary of Oakwood (the "Merger"). Under the Acquisition Agreement, each share of Golden West Common and Preferred Stock (other than shares, if any, held by shareholders who perfect their dissenters' rights under the California General Corporation Law) will be converted into the right to receive .231099373 of one share of Common Stock of Oakwood, $.50 par value ("Oakwood Common Stock").

          ____  FOR               ____  AGAINST               ____  ABSTAIN

              (continued and to be signed and dated on the reverse side
                   and returned promptly in the enclosed envelope)
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               Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matter that may properly come before the Special Meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEM 1, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.



                                           DATED:.............................


                                          .....................................
                                                          (Signature)


                                          .....................................
                                          Please sign as name(s) appear
                                          this proxy, and date this proxy.  If
                                          a joint account, each joint owner
                                          must sign.  If signing for a
                                          corporation or partnership as
                                          agent, attorney or
                                          fiduciary, indicate the
                                          capacity in which you are signing.